EXHIBIT 5.1

Our ref     DIC.LLO015.0032
Your ref   -

D&W

DUNDAS & WILSON CS LLP

Lloyds TSB Group plc 25 Gresham Street London EC2V 7HN England	Saltire Court 20 Castle Terrace Edinburgh EH1 2EN Tel 0131 228 8000 Fax 0131 288 8888 Legal Post: LP2, Edinburgh 6
Direct Line: 0131 200 7391 15 June 2007

Dear Sirs

We have acted as Solicitors in Scotland for Lloyds TSB Group plc (the Company) in connection with the registration under the US Securities Act of 1933, as amended (the Securities Act), of Non-cumulative Dollar Preference Shares of $0.25 each (the Dollar Preference Shares) of the Company pursuant to a registration statement on Form F3 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission.

We have examined the Registration Statement, the prospectus included therein, and resolutions passed by (i) the shareholders of the Company in general meeting on 11 April 2000, and (ii) the Board of Directors of the Company on 15 June 2007.  In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based upon the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

(a)	the Company is duly incorporated and not in liquidation under the laws of Scotland; and

(b)
the Dollar Preference Shares, when issued by the Company, will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith (including the creation (if necessary) of new Dollar Preference Shares by the Company in general meeting, and the determining of the terms of issue of the Dollar Preference Shares in accordance with the Articles of Association of the Company), and assuming the issue price of the shares is not less than the nominal value thereof and is fully paid on issue, be duly authorised and validly issued and fully paid and will not be subject to further call or contribution under the laws of Scotland.

We hereby consent (i) to the use of our name in the prospectus forming a part of the Registration Statement in the forms and contexts in which it appears, (ii) to the filing of this opinion as an exhibit to the Registration Statement, and (iii) to the incorporation of this opinion and consent in a registration statement filed pursuant to Rule 462(b) of the Securities Act.

Yours faithfully

/s/ Donald Cumming

For and on behalf of Dundas & Wilson CS LLP

Dundas & Wilson CS LLP is a Limited Liability Partnership registered in Scotland with Registered Number SO300441.  Registered Office: Saltire Court, 20 Castle Terrace, Edinburg EH1 2EN
A list of members of Dundas & Wilson CS LLP is open to inspection at the Registered Office
Offices in Edinburg  Glasgow  London